Exhibit 23

Independent Auditors’ Consent

The Board of Directors

The Titan Corporation:

We consent to the incorporation by referencee in registration statements Nos. 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965, 333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621, 333-90133, 333-90139, 333-35102, 333-35274, 333-35274, 333-41140, 333-41138, 333-63274, 333-66980, 333-70912, 333-85668, 333-103751, 333-81694 and 333-85668 of The Titan Corporation and subsidiaries of our report dated March 9, 2004, with respect to the consolidated balance sheets of The Titan Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of The Titan Corporation.

Our report refers to a change in the Company’s method of accounting for goodwill in 2002, as discussed in note 3 to the consolidated financial statements, and a reference to the reports of other auditors.

/s/ KPMG

San Diego, California

March 9, 2004